Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of Wolf & Company, P.C.]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated March 14, 2011 relating to our audits of the consolidated financial statements and internal control over financial reporting of Berkshire Hills Bancorp, Inc. and subsidiaries, which reports appear in the Annual Report on Form 10-K of Berkshire Hills Bancorp, Inc. for the year ended December 31, 2010.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
October 27, 2011